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                                                                  EXHIBIT (a)(5)
                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)

                                       OF

                              PENNACO ENERGY, INC.

                                       AT

                              $19.00 NET PER SHARE

                                       BY

                        MARATHON OIL ACQUISITION 1, LTD.

                          A WHOLLY OWNED SUBSIDIARY OF

                              MARATHON OIL COMPANY

                          A WHOLLY OWNED SUBSIDIARY OF

                                USX CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON MONDAY, FEBRUARY 5, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                 January 8, 2001

To Our Clients:

     Enclosed for your consideration are an Offer to Purchase dated January 8, 2001 and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the offer by Marathon Oil Acquisition 1, Ltd., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Marathon Oil Company, an Ohio corporation ("Marathon") and a wholly owned subsidiary of USX Corporation, a Delaware corporation, to purchase all outstanding shares of common stock, par value $.001 per share, together with the associated common share purchase rights (the "Shares"), of Pennaco Energy, Inc., a Delaware corporation (the "Company"), on the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman of the Board, President and Chief Executive Officer of the Company, accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

     We (or our nominees) are the holder of record of Shares held by us for your account. A tender of those Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used to tender Shares held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The offer price is $19.00 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer.
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          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has unanimously approved the Merger Agreement (as defined below) and the transactions contemplated by the Merger Agreement, including the Offer and the Merger (as defined below), and determined that the Offer and the Merger and the other transactions contemplated by the Merger Agreement are advisable and fair to and in the best interests of the stockholders of the Company, and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger dated as of December 22, 2000 (the "Merger Agreement") among the Purchaser, Marathon and the Company pursuant to which, following the consummation of the Offer and on the terms and subject to conditions of the Merger Agreement and in accordance with the General Corporation Law of the State of Delaware, the Purchaser will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Marathon (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by the Company, the Purchaser, Marathon or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase.

          5. The Offer is conditioned on, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Shares that would constitute at least a majority of all outstanding Shares on a fully diluted basis on the date of purchase. Certain other conditions to the Offer are described in Section 14 of the Offer to Purchase.

          6. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless you otherwise specify below. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by The Bank of New York (the "Depositary") of (1) the certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending on when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF OR AMENDMENT TO THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES.

     The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON SHARE PURCHASE RIGHTS)

                                       OF

                              PENNACO ENERGY, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated January 8, 2001 and the related Letter of Transmittal relating to the offer by Marathon Oil Acquisition 1, Ltd., a Delaware corporation, to purchase all the outstanding shares of common stock, par value $.001 per share, together with the associated common share purchase rights (the "Shares"), of Pennaco Energy, Inc., a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned (or, if no amount is indicated below, for all the Shares held by you for the account of the undersigned) on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.


Number of Shares to be Tendered*                       -----------------------------------------------------


---------------------------------------------- Shares  -----------------------------------------------------
                                                                          Signature(s)

Dated: --------------------------------------- , 2001  -----------------------------------------------------


                                                       -----------------------------------------------------


                                                       -----------------------------------------------------
                                                                   Please Type or Print Name(s)

                                                       Address(es) (including Zip Code(s)):

                                                       -----------------------------------------------------


                                                       -----------------------------------------------------


                                                       -----------------------------------------------------


                                                       -----------------------------------------------------

                                                       Area Code and Telephone No.:

                                                       -----------------------------------------------------

                                                       Taxpayer Identification or
                                                       Social Security No.: -------------------------------

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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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